Exhibit 99.1

Seritage Growth Properties Reports First Quarter 2017 Operating Results

New York, NY – May 4, 2017 – Seritage Growth Properties (NYSE: SRG) (the “Company”), a national owner of 266 properties totaling over 42 million square feet of gross leasable area (“GLA”), today reported financial and operating results for the quarter ended March 31, 2017.

Financial Results

For the quarter ended March 31, 2017:

•	Net loss attributable to common shareholders of $19.8 million, or $0.59 per diluted share
•	Total Net Operating Income (“Total NOI”) of $46.9 million
•	Funds from Operations (“FFO”) of $31.0 million, or $0.56 per diluted share
•	Company FFO of $27.0 million, or $0.48 per diluted share

Operating Highlights

During the quarter ended March 31, 2017, including the Company’s proportional share of its unconsolidated joint ventures (“JVs”):

•	Signed new leases totaling 535,000 square feet at an average of $16.41 PSF. Since inception, new leasing activity totals 2.8 million square feet at an average of $18.13 PSF.
–

Achieved releasing spreads of 4.0x for space currently or formerly occupied by Sears Holdings Corporation (“Sears Holdings”), with new rents averaging $16.34 PSF compared to $4.06 PSF paid by Sears Holdings.  Since inception, releasing spreads have averaged 4.3x, with new rents at $18.13 PSF compared to $4.17 PSF paid by Sears Holdings.

–	Added $8.8 million of contractual third-party rental income. Third-party income has increased approximately 110% since inception to $91.7 million, including all signed leases.
•

Increased annual base rent from tenants other than Sears Holdings to 39.7% of total annual base rent from 26.7% in the prior year period, including all signed leases and net of rent attributable to associated space to be recaptured.

•	Increased annualized Total NOI by 10.6% to $226.1 million from $204.4 million in the prior year period, including all signed leases and net of rent attributable to associated space to be recaptured.
•	Commenced five new redevelopment projects, bringing total redevelopment activity since inception to 53 projects completed or commenced representing a total estimated investment of over $520.0 million.

Subsequent to the quarter end, the Company submitted recapture notices for 100% of the space at seven properties, including Sears stores in Aventura, FL, La Jolla, CA (Westfield UTC), Dallas, TX (Valley View Center) and four additional Sears or Kmart stores.

“We continue to attract a diverse group of growing retailers to our redeveloped shopping centers, and have now leased almost three million square feet of space since our inception at average releasing spreads of 4.3 times”, said Benjamin Schall, President and Chief Executive Officer. “During the first quarter, we surpassed the $500 million mark for development activity, with 53 projects completed or commenced and a total projected spend of over $520 million.  We are also excited to announce that, post quarter end, we initiated the recapture of 100% of the space at Sears’ stores in Aventura, FL, Dallas, TX (Valley View Center) and La Jolla, CA (Westfield UTC).  Along with our previously announced recapture of the iconic Sears building in Santa Monica, CA, these four premier projects provide tremendous opportunities to create market leading retail and mixed use redevelopments that should unlock substantial value for our shareholders.”

Financial Results

For the quarter ended March 31, 2017:

Net loss attributable to Class A and Class C shareholders was $19.8 million, or $0.59 per diluted share, as compared to a net loss of $8.3 million, or $0.27 per diluted share, for the prior year period

Total NOI, which includes the Company’s proportional share of NOI from 31 properties owned through investments in its unconsolidated JVs, was $46.9 million as compared to $46.5 million for the prior year period.

FFO, as calculated in accordance with the National Association of Real Estate Investment Trusts (“NAREIT”) definition, was $31.0 million, or $0.56 per diluted share, as compared to $29.5 million, or $0.53 per diluted share, for the prior year period.

Company FFO was $27.0 million, or $0.48 per diluted share, as compared to $32.6 million, or $0.59 per diluted share, for the prior year period.  The Company makes certain adjustments to FFO, which it refers to as Company FFO, to account for certain non-cash and non-comparable items, such as termination fee income, unrealized gain or loss on interest rate cap, litigation charges, acquisition-related expenses, amortization of deferred financing costs and certain up-front-hiring and personnel costs, that it does not believe are representative of ongoing operating results.  The Company previously referred to this metric as Normalized FFO; the definition and calculation remain the same.

Portfolio Summary

As of March 31, 2017, the Company’s portfolio included interests in 266 retail properties totaling over 42 million square feet of gross leasable area, including 235 wholly-owned properties and 31 properties owned through investments in unconsolidated JVs.  Approximately 50% of the portfolio consisted of properties attached to regional malls and approximately 50% consisted of shopping center or freestanding properties.

The portfolio was 94.9% leased and included 24 properties leased only to third-party tenants, 123 properties leased to Sears Holdings and one or more third-party tenants, and 109 properties leased only to Sears Holdings.  Of the properties leased to Sears Holdings, 167 operated under the Sears brand and 65 operated under the Kmart brand.

Subsequent to March 31, 2017, as previously disclosed by the Company, Sears Holdings vacated 17 Kmart and two Sears stores pursuant to termination notices previously submitted to the Company (see “Subsequent Events”).  Including the effect of the terminations, the portfolio would have been approximately 90.5% leased.

Development Update

Wholly-Owned Properties

During the three months ended March 31, 2017, the Company commenced five new projects representing an estimated total investment of approximately $58.5 million.  These five projects include partial recaptures of a Sears in Cockeysville, MD and a Kmart in Olean, NY, the 100% recapture of a Kmart in North Miami, FL and the redevelopment of two Kmarts previously terminated by Sears Holdings in Thornton, CO and Henderson, NV.  In total, including projects initiated prior to the Company’s formation, the Company has completed or commenced 53 projects representing an estimated total investment of approximately $521.2 million as of March 31, 2017.

The table below summarizes project commencements in the Company’s wholly-owned portfolio since inception:

(in thousands)			Estimated	Estimated
	Number	Project	Development	Project
Quarter	of Projects	Square Feet	Costs (1)	Costs (1)
Acquired (2)	15		$63,600	$63,600
Q4 2015	5	352	51,500	64,200
Q1 2016	5	273	50,000	50,000
Q2 2016	5	383	58,000	58,300
Q3 3016	10	997	111,700	114,000
Q4 2016	8	681	106,000	112,600
Q1 2017	5	589	58,500	58,500
Total	53	3,275	$499,300	$521,200

(1)	Total estimated development costs exclude, and total estimated project costs include, termination fees to recapture 100% of certain properties.
(2)	Projects were in various stages of development when acquired by the Company in July 2015.

As of March 31, 2017, the Company had originated 38 wholly-owned projects since the Company’s inception.  These projects represent an estimated total investment of $457.6 million, of which $394.5 million remained to be spent, and are expected to generate an incremental yield on cost of 12.0-13.0%.

The table below provides additional information regarding the Company’s wholly-owned development activity from inception through March 31, 2017:

(in thousands)
			Estimated	Estimated				Estimated
Estimated	Number	Project	Development	Project	Projected Annual Income (2)			Incremental
Project Costs (1)	of Projects	Square Feet	Costs (1)	Costs (1)	Total	Existing	Incremental	Yield (3)
< $10,000	17	1,073	$83,700	$83,700	$16,100	$5,100	$11,100
$10,001 - $20,000	16	1,569	218,900	230,800	36,400	11,200	25,200
> $20,000	5	633	133,100	143,100	25,300	6,300	19,000
New Projects	38	3,275	$435,700	$457,600	$77,800	$22,600	$55,300	12.0 - 13.0%
Acquired projects	15		63,600	63,600
Total	53		$499,300	$521,200

(1)	Total estimated development costs exclude, and total estimated project costs include, termination fees to recapture 100% of certain properties.
(2)	Projected annual income includes assumptions on stabilized rents to be achieved for space under redevelopment. There can be no assurance that stabilized rent targets will be achieved.
(3)	Projected incremental annual income divided by total estimated project costs.

The table below provides a brief description for each of the 38 new redevelopment projects originated since the Company’s inception:

Total Project Costs under $10 Million
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
King of Prussia, PA	Repurpose former auto center space for Outback Steakhouse, Yard House and small shop retail	29,100	Substantially complete
Ft. Wayne, IN	Site densification; new outparcel for BJ's Brewhouse	7,600	Delivered to tenant
Merrillville, IN	Termination property; redevelop existing store for At Home	132,000	Delivered to tenant
San Antonio, TX	Recapture and repurpose auto center space for Orvis, Jared's Jeweler, Shake Shack and small shop retail	18,900	Delivered to tenants
Bowie, MD	Recapture and repurpose auto center space for BJ's Brewhouse	8,200	Delivered to tenant
Albany, NY	Recapture and repurpose auto center space for BJ's Brewhouse and additional restaurants	28,000	Underway	Q4 2017
Hagerstown, MD	Recapture and repurpose auto center space for BJ's Brewhouse and additional restaurants	15,400	Underway	Q4 2017
Roseville, MI	Partial recapture; redevelop existing store for At Home	100,400	Underway	Q4 2017
Troy, MI	Partial recapture; redevelop existing store for At Home	100,000	Underway	Q4 2017
Warwick, RI	Recapture and repurpose auto center space for BJ's Brewhouse and additional retail	27,900	Underway	Q4 2017
Elkhart, IN	Termination property; existing store has been released to Big R Stores	86,500	Underway	Q4 2017
Henderson, NV	Termination property; redevelop existing store for At Home, Seafood City and additional retail	144,400	Q2 2017	Q4 2017
Anderson, SC	Partial recapture; redevelop existing store for Burlington Stores	124,300	Q2 2017	Q4 2017
Rehoboth Beach, DE	Partial recapture; redevelop existing store for Christmas Tree Shops and That! and PetSmart	56,700	Q2 2017	Q1 2018
Kearney, NE	Termination property; redevelop existing store for Marshall's, PetSmart and additional junior anchors	92,500	Q2 2017	Q2 2018
Guaynabo, PR	Partial recapture; redevelop existing store for Planet Fitness and Capri	56,100	Q3 2017	Q2 2018
Olean, NY	Partial recapture; redevelop existing store for Marshall's and additional retail	45,000	Q3 2017	Q2 2018

Total Project Costs $10 - $20 Million
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
Braintree, MA	100% recapture; redevelop existing store for Nordstrom Rack, Saks OFF 5th and additional retail	90,000	Substantially complete
Honolulu, HI	100% recapture; redevelop existing store for Longs Drugs (CVS), PetSmart and Ross Dress for Less	79,000	Delivered to tenants
Madison, WI	Partial recapture; redevelop existing store for Dave & Busters, Total Wine & More, additional retail and restaurants	75,300	Underway	Q4 2017
West Jordan, UT	Partial recapture; redevelop existing store and attached auto center for Burlington Stores and additional retail	81,400	Underway	Q4 2017
Fairfax, VA	Partial recapture; redevelop existing store and attached auto center for Dave & Busters, additional junior anchors and restaurants	110,300	Underway	Q1 2018
Charleston, SC	Partial recapture; redevelop existing store and detached auto center for Burlington Stores and additional retail	71,700	Q2 2017	Q1 2018
North Hollywood, CA	Partial recapture; redevelop existing store for Burlington Stores and additional junior anchors	79,800	Q2 2017	Q1 2018
Orlando, FL	100% recapture; demolish and construct new buildings for Floor & Décor, Orchard Supply Hardware, small shop retail and restaurants	139,200	Q2 2017	Q2 2018
Springfield, IL	Termination property; redevelop existing store for Burlington Stores, Binny's Beverage Depot, Outback Steakhouse, additional junior anchors and small shop retail	133,400	Q2 2017	Q2 2018
Santa Cruz, CA	Partial recapture; redevelop existing store for TJ Maxx, Homegoods and Petco	62,200	Q3 2017	Q1 2018
Saugus, MA	Partial recapture; redevelop existing store and detached auto center for Round 1 Entertainment and restaurants	99,000	Q3 2017	Q1 2018
Thornton, CO	Termination property; redevelop existing store for Vasa Fitness and additional junior anchors	191,600	Q3 2017	Q1 2018
Cockeysville, MD	Partial recapture; redevelop existing store for Homegoods, additional junior anchors and restaurants	83,500	Q3 2017	Q2 2018
North Miami, FL	100% recapture; redevelop existing store for Michael's, PetSmart and additional junior anchors	124,300	Q3 2017	Q2 2018
Carson, CA	Partial recapture; redevelop existing store for Burlington Stores and additional retail	77,000	Q3 2017	Q1 2019
Salem, NH	Site densification; new theatre for Cinemark Recapture and repurpose auto center for restaurant space	71,200	Q4 2017	Q3 2018

Total Project Costs over $20 Million
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
Memphis, TN	100% recapture; demolish and construct new buildings for LA Fitness, Nordstrom Rack, Ulta Beauty, additional junior anchors, small shop retail and restaurants	135,200	Underway	Q3 2017
Wayne, NJ	Partial recapture; redevelop existing store for Dave & Busters, additional junior anchors and restaurants	111,300	Underway	Q4 2017
West Hartford, CT	100% recapture; redevelop existing store and detached auto center for BuyBuy Baby, Cost Plus World Market, REI, Saks OFF Fifth, other junior anchors, Shake Shack and additional small shop retail	147,600	Underway	Q1 2018
St. Petersburg, FL	100% recapture; demolish and construct new buildings for Dick's Sporting Goods, Lucky's Market, PetSmart, Chili's Grill & Bar, Pollo Tropical, Longhorn Steakhouse and additional small shop retail and restaurants	142,400	Q2 2017	Q2 2018
Santa Monica, CA	100% recapture; redevelop existing building into premier, mixed-use asset featuring unique, small-shop retail and creative office space	96,500	Q4 2017	Q4 2019

JV Properties

During the quarter ended March 31, 2017, Primark opened at Staten Island Mall in a store owned by the Company’s unconsolidated JV with GGP Inc. (the “GGP JV”).

This opening represents the substantial completion of all projects that were under various stages of development when the unconsolidated JV portfolio was acquired by the Company in July 2015.  In 2016, Primark opened at Danbury Fair Mall and Freehold Raceway Mall in stores owned by the Company’s unconsolidated JV with The Macerich Company (the “Macerich JV”), and at Burlington Mall in a store owned by the Company’s unconsolidated JV with Simon Property Group, Inc. (the “Simon JV”).

As of March 31, 2017, the GGP JV has initiated redevelopment projects at four of its 12 properties and had announced plans to recapture space at five additional locations according to a specific schedule.

Leasing Update

During the quarter ended March 31, 2017, the Company signed new leases totaling 535,000 square feet at an average annual base rent of $16.41 PSF.  On a same-space basis, new rents averaged 4.0x prior rents for space currently or formerly occupied by Sears Holdings, increasing to $16.34 PSF for new tenants compared to $4.06 PSF paid by Sears Holdings across 530,000 square feet.

Since inception in July 2015, the Company has signed new leases totaling nearly 2.8 million square feet at an average annual base rent of $18.13 PSF.  On a same-space basis, new rents averaged 4.3x prior rents for space currently or formerly occupied by Sears Holdings, increasing to $18.13 PSF for new tenants compared to $4.17 PSF paid by Sears Holdings across over 2.5 million square feet.

The table below provides a summary of the Company’s leasing activity since inception, including unconsolidated JVs presented at the Company’s proportional share:

(in thousands except number of leases and PSF data)

	Total				Release of Sears Holdings Space
		Leased	Annual	Annual		Leased	Annual	Annual	Releasing
Quarter	Leases	GLA	Rent	Rent PSF	Leases	GLA	Rent	Rent PSF	Spread
Q4 2015	9	154	$4,650	$30.28	6	130	$3,820	$29.41	4.4	x
Q1 2016	7	214	6,990	32.60	7	214	6,990	32.60	5.7	x
Q2 2016	15	422	7,240	17.15	13	363	6,440	17.75	4.7	x
Q3 3016	14	543	7,470	13.74	12	456	6,250	13.70	4.0	x
Q4 2016	29	891	14,900	16.72	27	849	13,930	16.41	4.1	x
Q1 2017	22	535	8,780	16.41	21	530	8,660	16.34	4.0	x
Total	96	2,759	$50,030	$18.13	86	2,542	$46,090	$18.13	4.3	x

During the quarter ended March 31, 2017, the Company added $8.8 million of new third-party income and increased annual base rent attributable to third-party tenants to 39.7% of total annual base rent from 26.7% as of March 31, 2016, including all signed leases and net of rent attributable to the associated space to be recaptured.

The table below provides a summary of all of the Company’s signed leases as of March 31, 2017, including unconsolidated JVs presented at the Company’s proportional share:

(in thousands except number of leases and PSF data)
	Number of	Leased	% of Total	Annual	% of Total	Annual
Tenant	Leases	GLA	Leased GLA	Rent	Annual Rent	Rent PSF
Sears Holdings (1)	232	31,371	83.9%	$139,447	60.3%	$4.45
In-Place Third-Party Leases	243	3,432	9.2%	44,528	19.3%	12.97
SNO Third-Party Leases	90	2,591	6.9%	47,194	20.4%	18.21
Sub-Total Third-Party Leases	333	6,023	16.1%	91,722	39.7%	15.23
Total	565	37,394	100.0%	$231,169	100.0%	$6.18

(1)	Leases reflects number of properties subject to the Master Lease and JV Master Leases.

Subsequent Events

Sears Holdings Terminations under the Master Lease

On April 3, 2017, pursuant to notices previously submitted to the Company and the terms of the Master Lease between subsidiaries of the Company and subsidiaries of Sears Holdings, Sears Holdings vacated 19 stores totaling 1.9 million square feet of gross leasable area.  The aggregate annual base rent at these stores was approximately $5.9 million, or 2.6% of the Company's total annual base rent as of March 31, 2017, including all signed leases.  In connection with the termination, Sears Holdings paid Seritage a termination fee of approximately $10.9 million, an amount equal to one year of the aggregate annual base rent and estimated operating expenses for the 19 properties.

Additional Recapture Activity

Subsequent to March 31, 2017, the Company completed the following recapture activity:

•	Initiated the 100% recapture of the Sears store and auto center in Aventura, FL
•	Initiated the 100% recapture of the Sears store and auto center at Valley View Center in Dallas, TX
•	Reached agreement to convert partial recapture rights to 100% recapture rights at the following stores and simultaneously exercised such 100% recapture rights:
–	Sears store and auto center at Westfield UTC in La Jolla, CA
–	Sears store at Southbay Pavilion in Carson, CA (partial recapture previously announced by the Company in Q4 2016)
–	Sears store and auto center at Northwoods Mall in Charlestown, SC (partial recapture previously announced by the Company in Q3 2016)
–	Freestanding Kmart store in Hialeah, FL
–	Freestanding Kmart store in Anderson, SC (partial recapture previously announced by the Company in Q3 2016)

Balance Sheet and Liquidity

As of March 31, 2017, the Company’s total market capitalization was $3.6 billion.  Total market capitalization is calculated as the sum of total debt and the market value of the Company's outstanding shares of common stock, assuming conversion of operating partnership units.

Total debt to total market capitalization was 33.1% and net debt to Adjusted EBITDA was 6.2x.  The Company deducts both unrestricted and restricted cash from total debt when calculating net debt.  Reconciliations of net loss attributable to common shareholders to EBITDA, and EBITDA to Adjusted EBITDA, are provided in the tables accompanying this press release.

As of March 31, 2017, the Company had $26.5 million of unrestricted cash and restricted cash of $113.9 million, the substantial majority of which is held in reserve accounts for redevelopment, re-leasing and operating expenses at the Company’s properties.  The Company also had approximately $73.0 million of investment capital available under its $100.0 million future funding facility and $100.0 million of borrowing capacity (which amount increased to $150.0 million on May 1, 2017) under the $200.0 million unsecured term loan facility it entered into in February 2017.

Unsecured Term Loan Facility

In February 2017, the Company entered into a $200.0 million senior unsecured delayed draw term loan facility (the “Unsecured Term Loan Facility”) with entities controlled by ESL Investments, Inc.  Edward S. Lampert, the Company’s Chairman, is the sole stockholder, chief executive officer and director of ESL Investments, Inc.  The Company expects to use the proceeds of the Unsecured Term Loan Facility to fund redevelopment projects and for general corporate purposes.

The total commitments under the Unsecured Term Loan Facility are $200.0 million, provided that the maximum draw amount through April 30, 2017 was $100.0 million, which amount increased to $150.0 million on May 1, 2017 and will increase to $200.0 million on September 1, 2017 so long as no cash flow sweep period (as defined in the Company’s existing mortgage loan facility on file with the Securities Exchange Commission) is then in effect and continuing as of such date.  Amounts drawn under the Unsecured Term Loan Facility and repaid may not be redrawn.

The Unsecured Term Loan Facility will mature the earlier of (i) December 31, 2017 and (ii) the date on which the outstanding indebtedness under the Company’s existing mortgage and mezzanine facilities are repaid in full.  The Unsecured Term Loan Facility may be prepaid at any time in whole or in part, without any penalty or premium.

The terms of the Unsecured Term Loan Facility were approved by the Company’s Audit Committee and the Company’s Board of Trustees (with Mr. Edward S. Lampert recusing himself).

Dividends

On April 25, 2017, the Company’s Board of Trustees declared a second quarter common stock dividend of $0.25 per each Class A and Class C common share.  The dividend will be paid on July 13, 2017 to shareholders of record on June 30, 2017.  Holders of units in Seritage Growth Properties, L.P. (the “Operating Partnership”) are entitled to an equal distribution per each Operating Partnership unit held as of June 30, 2017.

On February 28, 2017, the Company’s Board of Trustees declared a first quarter common stock dividend of $0.25 per each Class A and Class C common share.  The dividend was paid on April 13, 2017 to shareholders of record on March 31, 2017.  Holders of units in Operating Partnership were entitled to an equal distribution per each Operating Partnership unit held as of March 31, 2017.

Supplemental Report

A Supplemental Report will be available in the Investors section of the Company’s website, www.seritage.com.

Non-GAAP Financial Measures

The Company makes reference to NOI, Total NOI, EBITDA, Adjusted EBITDA, FFO and Company FFO which are financial measures that include adjustments to accounting principles generally accepted in the United States (“GAAP”).

None of Total NOI, EBITDA, Adjusted EBITDA, FFO or Company FFO, are measures that (i) represent cash flow from operations as defined by GAAP; (ii) are indicative of cash available to fund all cash flow needs, including the ability to make distributions; (iii) are alternatives to cash flow as a measure of liquidity; or (iv) should be considered alternatives to net income (which is determined in accordance with GAAP) for purposes of evaluating the Company’s operating performance.  Reconciliations of these measures to the respective GAAP measures we deem most comparable have been provided in the tables accompanying this press release.

Net Operating Income ("NOI”), Total NOI and Annualized Total NOI

NOI is defined as income from property operations less property operating expenses.  The Company believes NOI provides useful information regarding Seritage, its financial condition, and results of operations because it reflects only those income and expense items that are incurred at the property level.

The Company also uses Total NOI, which includes its proportional share of unconsolidated properties.  This form of presentation offers insights into the financial performance and condition of the Company as a whole given the Company’s ownership of unconsolidated properties that are accounted for under GAAP using the equity method.  The Company also considers Total NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI non-recurring items such as termination fee income, as well as non-cash items such as straight-line rent and amortization of lease intangibles.

Annualized Total NOI is an estimate, as of the end of the reporting period, of the annual Total NOI to be generated by the Company’s portfolio including all signed leases and modifications to the Company’s master lease with Sears Holdings with respect to recaptured space.   We calculate Annualized Total NOI by adding or subtracting current period adjustments for leases that commenced or expired during the period to Total NOI (as defined) for the period and annualizing, and then adding estimated annual Total NOI attributable to SNO leases and subtracting estimated annual Total NOI attributable to Sears Holdings’ space to be recaptured.

Annualized Total NOI is a forward-looking non-GAAP measure for which the Company does not believe it can provide reconciling information to a corresponding forward-looking GAAP measure without unreasonable effort.

Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization ("EBITDA") and Adjusted EBITDA

EBITDA is defined as net income less depreciation, amortization, interest expense and provision for income and other taxes.  EBITDA is a commonly used measure of performance in many industries, but may not be comparable to measures calculated by other companies.  The Company believes EBITDA provides useful information to investors regarding its results of operations because it removes the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization).  Management also believes the use of EBITDA facilitates comparisons between the Company and other equity REITs, retail property owners who are not REITs, and other capital-intensive companies.

The Company makes certain adjustments to EBITDA, which it refers to as Adjusted EBITDA, to account for certain non-cash and non-comparable items, such as termination fee income, unrealized loss on interest rate cap, litigation charges, acquisition-related expenses, and certain up-front-hiring and personnel costs, that it does not believe are representative of ongoing operating results.

Funds From Operations ("FFO") and Company FFO

FFO is calculated in accordance with the National Association of Real Estate Investment Trusts ("NAREIT"), which defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from property sales, real estate related depreciation and amortization, and impairment charges on depreciable real estate assets.  The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry.

The Company makes certain adjustments to FFO, which it refers to as Company FFO, to account for certain non-cash and non-comparable items, such as termination fee income, unrealized loss on interest rate cap, litigation charges, acquisition-related expenses, amortization of deferred financing costs and certain up-front-hiring and personnel costs, that it does not believe are representative of ongoing operating results.  The Company previously referred to this metric as Normalized FFO; the definition and calculation remain the same.

Forward-Looking Statements

This document contains forward-looking statements, which are based on the current beliefs and expectations of management and are subject to significant risks, assumptions and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to:  competition in the real estate and retail industries; our substantial dependence on Sears Holdings; Sears Holdings’ termination and other rights under its master lease with us; risks relating to our recapture and redevelopment activities; contingencies to the commencement of rent under leases; the terms of our indebtedness; restrictions with which we are required to comply in order to maintain REIT status and other legal requirements to which we are subject; and our limited operating history.  For additional discussion of these and other applicable risks, assumptions and uncertainties, see the “Risk Factors” and forward-looking statement disclosure contained in filings with the Securities and Exchange Commission.  While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially.  We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

About Seritage Growth Properties

Seritage Growth Properties is a publicly-traded, self-administered and self-managed retail REIT with 235 wholly-owned properties and 31 JV properties totaling over 42 million square feet of space across 49 states and Puerto Rico.  Pursuant to a master lease, 201 of the Company’s wholly-owned properties are leased to Sears Holdings and are operated under either the Sears or Kmart brand.  The master lease provides the Company with the right to recapture certain space from Sears Holdings at each property for retenanting or redevelopment purposes.  At several properties, third-party tenants under direct leases occupy a portion of leasable space alongside Sears and Kmart, and 24 properties are leased only to third parties.  The Company also owns 50% interests in 31 properties through JV investments with General Growth Properties, Inc., Simon Property Group, Inc., and The Macerich Company.  A substantial majority of the space at the Company’s JV properties is also leased to Sears Holdings under master lease agreements that provide for similar recapture rights as the master lease governing the Company’s wholly-owned properties.

Contact

Seritage Growth Properties

646-277-1268

IR@Seritage.com

Seritage Growth Properties

Consolidated Balance SheetS

(In thousands, except share and per share amounts)

(Unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Investment in real estate
Land	$840,021	$840,021
Buildings and improvements	841,931	839,663
Accumulated depreciation	(104,502)	(89,940)
	1,577,450	1,589,744
Construction in progress	75,318	55,208
Net investment in real estate	1,652,768	1,644,952
Investment in unconsolidated joint ventures	428,343	425,020
Cash and cash equivalents	26,542	52,026
Restricted cash	113,875	87,616
Tenant and other receivables, net	24,287	23,172
Lease intangible assets, net	420,253	464,399
Prepaid expenses, deferred expenses and other assets, net	14,977	15,052
Total assets	$2,681,045	$2,712,237

LIABILITIES AND EQUITY
Liabilities
Mortgage loans payable, net	$1,174,018	$1,166,871
Accounts payable, accrued expenses and other liabilities	129,139	121,055
Total liabilities	1,303,157	1,287,926

Commitments and contingencies

Shareholders' Equity
Class A shares $0.01 par value; 100,000,000 shares authorized; 28,090,710 and 25,843,251 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	281	258
Class B shares $0.01 par value; 5,000,000 shares authorized; 1,439,967 and 1,589,020 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	14	16
Class C shares $0.01 par value; 50,000,000 shares authorized; 5,778,885 and 5,754,685 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	58	58
Additional paid-in capital	993,014	925,563
Accumulated deficit	(149,668)	(121,338)
Total shareholders' equity	843,699	804,557
Non-controlling interests	534,189	619,754
Total equity	1,377,888	1,424,311
Total liabilities and equity	$2,681,045	$2,712,237

Seritage Growth Properties

Consolidated Statements of OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2017	March 31, 2016
REVENUE
Rental income	$49,174	$45,226
Tenant reimbursements	16,224	17,778
Total revenue	65,398	63,004
EXPENSES
Property operating	4,742	7,118
Real estate taxes	12,422	11,469
Depreciation and amortization	58,663	39,509
General and administrative	6,274	4,439
Provision for doubtful accounts	39	—
Acquisition-related expenses	—	73
Total expenses	82,140	62,608
Operating loss	(16,742)	396
Equity in income of unconsolidated joint ventures	1,002	2,086
Interest and other income	78	60
Interest expense	(16,592)	(15,730)
Unrealized loss on interest rate cap	(471)	(1,371)
Loss before income taxes	(32,725)	(14,559)
Provision for income taxes	(119)	(155)
Net loss	(32,844)	(14,714)
Net loss attributable to non-controlling interests	13,006	6,379
Net loss attributable to common shareholders	$(19,838)	$(8,335)

Net loss per share attributable to Class A and Class C common shareholders - Basic and diluted	$(0.59)	$(0.27)

Weighted average Class A and Class C common shares outstanding - Basic and diluted	33,510	31,391

Reconciliation of Net Loss to NOI and Total NOI (in thousands)

	Three Months Ended
NOI	March 31, 2017	March 31, 2016
Net loss	$(32,844)	$(14,714)
Termination fee income	(6,136)	—
Depreciation and amortization	58,663	39,509
General and administrative	6,274	4,439
Acquisition-related expenses	—	73
Equity in income of unconsolidated joint ventures	(1,002)	(2,086)
Interest and other income	(78)	(60)
Interest expense	16,592	15,730
Unrealized loss on interest rate cap	471	1,371
Provision for income taxes	119	155
NOI	$42,059	$44,417

Total NOI
NOI	42,059	44,417
NOI of unconsolidated joint ventures	6,511	7,067
Straight-line rent adjustment (1)	(1,449)	(4,671)
Above/below market rental income/expense (1)	(231)	(300)
Total NOI	$46,890	$46,513

(1)	Includes adjustments for unconsolidated joint ventures.

Computation of Annualized Total NOI (in thousands)

	As of	As of
Annualized Total NOI	March 31, 2017	March 31, 2016
Total NOI (per above)	$46,890	$46,513
Current period adjustments (1)	(432)	948
Adjusted Total NOI	46,458	47,461
Annualize	x 4	x 4
Adjusted Total NOI annualized	185,832	189,844
Plus: estimated annual Total NOI - SNO leases	45,769	15,861
Less: estimated annual Total NOI - recaptured Sears space	(5,486)	(1,348)
Annualized Total NOI	$226,115	$204,357

(1)	Includes adjustments primarily to account for leases not in place for the full period.

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA (in thousands)

	Three Months Ended
EBITDA	March 31, 2017	March 31, 2016
Net loss	$(32,844)	$(14,714)
Depreciation and amortization	58,663	39,509
Depreciation and amortization (unconsolidated joint ventures)	5,486	4,870
Interest expense	16,592	15,730
Provision for income and other taxes	119	155
EBITDA	$48,016	$45,550

Adjusted EBITDA
EBITDA	$48,016	$45,550
Termination fee income	(6,136)	—
Unrealized loss on interest rate cap	471	1,371
Acquisition-related expenses	—	73
Up-front hiring and personnel costs	—	260
Adjusted EBITDA	$42,351	$47,254

Reconciliation of Net Loss to FFO and Company FFO (in thousands)

	Three Months Ended
Funds from Operations	March 31, 2017	March 31, 2016
Net loss	$(32,844)	$(14,714)
Real estate depreciation and amortization (consolidated properties)	58,404	39,385
Real estate depreciation and amortization (unconsolidated joint ventures)	5,486	4,870
FFO attributable to common shareholders and unitholders	$31,046	$29,541

FFO per diluted common share and unit	$0.56	$0.53

Company Funds from Operations
Funds from Operations attributable to Seritage Growth Properties	$31,046	$29,541
Termination fee income	(6,136)	—
Unrealized loss on interest rate cap	471	1,371
Amortization of deferred financing costs	1,582	1,340
Acquisition-related expenses	—	73
Up-front hiring and personnel costs	—	260
Company FFO attributable to common shareholders and unitholders	$26,963	$32,585

Company FFO per diluted common share and unit	$0.48	$0.59

Weighted Average Common Shares and Units Outstanding
Weighted average common shares outstanding	33,510	31,391
Weighted average OP units outstanding	22,086	24,176
Weighted average common shares and units outstanding	55,596	55,567